Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1928)

ANNOUNCEMENT OF INTERIM RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2013

Financial Highlights:

We generated an all-time half year record of US$1,280.1 million (HK$9,931.3 million) of adjusted EBITDA, an increase of 46.6% compared to US$873.0 million (HK$6,771.7 million) in the first half of 2012.

Total net revenues for the Group increased 39.4% to US$4,070.3 million (HK$31,578.2 million) in the first half of 2013, compared to US$2,920.5 million (HK$22,653.7 million) in the first half of 2012.

Profit for the Group increased 113.8% to US$940.5 million (HK$7,296.6 million) in the first half of 2013, compared to US$439.8 million (HK$3,411.4 million) in the first half of 2012.

Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012, adjusted profit increased 40.0% to US$945.9 million (HK$7,338.5 million) in the first half of 2013, compared to US$675.8 million (HK$5,242.0 million) in the first half of 2012.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2012 Annual Report.

RESULTS OF OPERATIONS

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (the “Group”) for the six months ended June 30, 2013 compared to the six months ended June 30, 2012.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7582 (six months ended June 30, 2012: US$1.00 to HK$7.7568) for the purposes of illustration only.

1

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2013 2012 Percent change

(US$ in millions, except percentages)

Casino 3,650.7 2,592.8 40.8%

Rooms 136.1 93.9 44.9%

Mall 119.6 92.5 29.3%

Food and beverage 69.2 43.4 59.4%

Convention, ferry, retail and other 94.7 98.0(3.4)%

Total net revenues 4,070.3 2,920.5 39.4%

Net revenues were US$4,070.3 million for the six months ended June 30, 2013, an increase of US$1,149.8 million, or 39.4%, compared to US$2,920.5 million for the six months ended June 30, 2012. Net revenues increased in most of the segments, mainly driven by the full operation of our newest integrated resort, Sands Cotai Central, as well as strong visitation resulting from continuous efforts in marketing and management’s focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2013 were US$3,650.7 million, an increase of US$1,057.9 million, or 40.8%, compared to US$2,592.8 million for the six months ended June 30, 2012. The increase was primarily attributable to an increase of US$807.2 million at Sands Cotai Central driven by the opening of phase IIA in September 2012 and our VIP gaming expansion in February 2013, and an increase of US$341.6 million at The Venetian Macao driven by an increase in volume in our mass market segment.

2

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2013	2012	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,565.6**	1,224.0	27.9%
Non-Rolling Chip drop	**2,927.7**	2,126.5	37.7%
Non-Rolling Chip win percentage	**30.0%**	30.6%	(0.6)pts
Rolling Chip volume	**23,508.9**	24,963.1	(5.8)%
Rolling Chip win percentage	**3.49%**	2.82%	0.67pts
Slot handle	**2,341.2**	2,389.6	(2.0)%
Slot hold percentage	**5.5%**	5.4%	0.1pts
Sands Cotai Central (Note 1)			
Total net casino revenues	**1,054.3**	247.1	326.7%
Non-Rolling Chip drop	**2,263.5**	389.4	481.3%
Non-Rolling Chip win percentage	**21.8%**	21.5%	0.3pts
Rolling Chip volume	**27,957.8**	6,820.6	309.9%
Rolling Chip win percentage	**2.71%**	3.12%	(0.41)pts
Slot handle	**2,478.1**	665.4	272.4%
Slot hold percentage	**3.9%**	4.0%	(0.1)pts
The Plaza Macao			
Total net casino revenues	**446.4**	520.7	(14.3)%
Non-Rolling Chip drop	**296.6**	196.9	50.6%
Non-Rolling Chip win percentage	**32.3%**	42.7%	(10.4)pts
Rolling Chip volume	**19,424.4**	21,910.5	(11.3)%
Rolling Chip win percentage	**2.58%**	2.92%	(0.34)pts
Slot handle	**366.4**	397.3	(7.8)%
Slot hold percentage	**5.6%**	5.7%	(0.1)pts
Sands Macao			
Total net casino revenues	**584.4**	601.0	(2.8)%
Non-Rolling Chip drop	**1,586.1**	1,424.9	11.3%
Non-Rolling Chip win percentage	**20.7%**	20.5%	0.2pts
Rolling Chip volume	**12,197.2**	12,598.3	(3.2)%
Rolling Chip win percentage	**2.69%**	3.17%	(0.48)pts
Slot handle	**1,343.7**	1,275.0	5.4%
Slot hold percentage	**3.9%**	4.3%	(0.4)pts

Note 1: Phases I, IIA and IIB of Sands Cotai Central opened in April 2012, September 2012 and January 2013, respectively. The property was open for 81 days during the six months ended June 30, 2012.

Net room revenues for the six months ended June 30, 2013 were US$136.1 million, an increase of US$42.2 million, or 44.9%, compared to US$93.9 million for the six months ended June 30, 2012. The increase was primarily driven by the full operation of three hotel towers in our newest integrated resort, Sands Cotai Central.

3

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis that are recorded at discounted rates.

	Six months ended June 30,		
	2013	2012	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues *(in millions)*	**105.5**	108.9	(3.1)%
Occupancy rate	**89.5%**	90.1%	(0.6)pts
Average daily rate	**229**	236	(3.0)%
Revenue per available room	**205**	213	(3.8)%
Sands Cotai Central (Note 1)			
Gross room revenues *(in millions)*	**94.2**	15.3	515.7%
Occupancy rate	**69.0%**	75.1%	(6.1)pts
Average daily rate	**148**	141	5.0%
Revenue per available room	**102**	106	(3.8)%
The Plaza Macao			
Gross room revenues *(in millions)*	**19.9**	19.0	4.7%
Occupancy rate	**81.0%**	77.8%	3.2pts
Average daily rate	**361**	358	0.8%
Revenue per available room	**292**	279	4.7%
Sands Macao			
Gross room revenues *(in millions)*	**12.0**	12.0	—%
Occupancy rate	**94.9%**	93.5%	1.4pts
Average daily rate	**244**	247	(1.2)%
Revenue per available room	**232**	231	0.4%

Note 1: Phases I, IIA and IIB of Sands Cotai Central opened in April 2012, September 2012 and January 2013, respectively. The property was open for 81 days during the six months ended June 30, 2012.

Mall revenues for the six months ended June 30, 2013 were US$119.6 million, an increase of US$27.1 million, or 29.3%, compared to US$92.5 million for the six months ended June 30, 2012. The increase was primarily driven by higher base fees due to contract renewals and replacements, as well as additional stores opening at Sands Cotai Central in connection with the phase II opening in September 2012.

Net food and beverage revenues for the six months ended June 30, 2013 were US$69.2 million, an increase of US$25.8 million, or 59.4%, compared to US$43.4 million for the six months ended June 30, 2012. The increase was primarily due to the additional food and beverage outlets at Sands Cotai Central. Outlets in other properties also experienced better performance as a result of increased property visitation.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2013 were US$94.7 million, a slight decrease of US$3.3 million, or 3.4%, compared to US$98.0 million for the six months ended June 30, 2012. The decrease was primarily due to the entertainment segment, driven by the closure of the ZAiA show in February 2012.

4

Operating Expenses

Operating expenses were US$3,090.0 million for the six months ended June 30, 2013, an increase of US$627.8 million, or 25.5%, compared to US$2,462.2 million for the six months ended June 30, 2012. The increase in operating expenses was primarily attributable to the full operation of Sands Cotai Central, in line with the increase in net revenues, partially offset by decreases in pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao in the first half of 2012.

Adjusted EBITDA[1]

The following table summarizes information related to our segments:

	Six months ended June 30,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
The Venetian Macao	**709.5**	511.5	38.7%
Sands Cotai Central	**277.0**	51.7	435.8%
The Plaza Macao	**115.2**	144.0	(20.0)%
Sands Macao	**184.4**	177.8	3.7%
Ferry and other operations	**(6.1)**	(11.9)	48.7%
Total adjusted EBITDA	**1,280.1**	873.0	46.6%

Adjusted EBITDA for the six months ended June 30, 2013 was US$1,280.1 million, an increase of US$407.1 million, or 46.6%, compared to US$873.0 million for the six months ended June 30, 2012. This strong performance was driven by revenue increases in most of the business segments, as a result of the full operation of Sands Cotai Central, strong growth in Non-Rolling Chip win and continuous improvement in operational efficiencies at all properties. The management team continues to focus on providing high service levels to our VIP customers and driving the high-margin mass market segment as well as operational efficiencies throughout both gaming and non-gaming areas of the business.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

5

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30,		
	2013	2012	Percent change
	(US$ in millions, except percentages)		
Interest and other finance cost	**46.7**	59.5	(21.5)%
Less — capitalized interest	**(2.7)**	(34.3)	(92.1)%
Interest expense, net	**44.0**	25.2	74.6%

Interest expense, net of amounts capitalized, was US$44.0 million for the six months ended June 30, 2013, compared to US$25.2 million for six months ended June 30, 2012. The increase was primarily due to a decrease in capitalized interest as we opened our Sands Cotai Central property. Capitalized interest was US$2.7 million during the six months ended June 30, 2013, compared to US$34.3 million during the six months ended June 30, 2012. Interest and other finance cost decreased 21.5% to US$46.7 million due to a lower average borrowing rate under the 2011 VML Credit Facility, as described below, during the six months ended June 30, 2013 and the repayment of the ferry financing in May 2012.

Profit for the Period

Profit for the six months ended June 30, 2013 was US$940.5 million, an increase of US$500.7 million, or 113.8%, compared to US$439.8 million for the six months ended June 30, 2012. Excluding pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012, adjusted profit increased 40.0% to US$945.9 million in the first half of 2013, compared to US$675.8 million in the first half of 2012.

LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financings.

On September 22, 2011, two subsidiaries of the Group, VML US Finance LLC (the "**Borrower**") and VML, as guarantor, entered into a credit agreement (the "**2011 VML Credit Facility**"), providing for up to US$3.7 billion (or equivalent in Hong Kong dollars ("**HK$**") or Macao patacas ("**MOP**")), which consists of a US$3.2 billion term loan (the "**2011 VML Term Facility**") that was fully drawn on November 15, 2011, and a US$500.0 million revolving facility (the "**2011 VML Revolving Facility**"), none of which was drawn as at June 30, 2013, that is available until October 15, 2016.

We may need to arrange additional financing to fund the balance of our Cotai Strip developments.

As at June 30, 2013, we had cash and cash equivalents of US$1.64 billion, which was primarily generated from our operations.

6

Cash Flows — Summary

Our cash flows consisted of the following:

Six months ended June 30,

2013 2012

(US$ in millions)

Net cash generated from operating activities 1,361.3 809.9

Net cash used in investing activities(236.6)(531.1)

Net cash used in financing activities(1,430.1)(1,414.0)

Net decrease in cash and cash equivalents(305.5)(1,135.1)

Cash and cash equivalents at beginning of period 1,948.4 2,491.3

Effect of exchange rate on cash and cash equivalents(3.9) 4.2

Cash and cash equivalents at end of period 1,639.0 1,360.3

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, hotel room and mall operations. Net cash generated from operating activities for the six months ended June 30, 2013 was US$1,361.3 million, an increase of US$551.4 million, or 68.1%, compared to US$809.9 million for the six months ended June 30, 2012. The increase in net cash generated from operating activities was primarily due to the increase in our operating results.

Cash Flows — Investing Activities

Capital expenditures for the six months ended June 30, 2013, totaled US$241.7 million, including US$181.9 million for construction activities at Sands Cotai Central and The Parisian Macao and US$59.8 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2013, net cash ? ows used in financing activities were US$1,430.1 million, which was primarily attributable to US$1,381.6 million in dividend payments and payments of US$27.8 million for interest and US$25.5 million for fi nance lease liabilities.

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

Six months ended June 30,

2013 2012

(US$ in millions)

The Venetian Macao 44.2 35.6

Sands Cotai Central 123.4 469.6

The Plaza Macao 5.7 19.3

Sands Macao 9.7 12.9

Ferry and other operations 0.2 0.5

The Parisian Macao(1) 58.5 2.3

Total capital expenditures 241.7 540.1

(1) The Parisian Macao was formerly reported under “Other developments” in 2012.

Our capital expenditure plans are significant. In April 2012, September 2012 and January 2013, we opened phases I, IIA and IIB, respectively, of Sands Cotai Central, which is part of our Cotai Strip development. Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III at a future date as demand and market conditions warrant it.

We have commenced construction activities on The Parisian Macao, our integrated resort development on Parcel 3, and have capitalized costs of US$222.6 million, including land, as at June 30, 2013. We have received the requisite government approvals to start construction of The Parisian Macao and have begun on-site work. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of land premium payments.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

June 30, December 31,

2013 2012

(US$ in millions)

Contracted but not provided for 442.1 190.8

Authorized but not contracted for 2,697.5 553.1

Total capital commitments 3,139.5 743.9

DIVIDENDS

On February 28, 2013, the Company paid an interim dividend of HK$0.67 (equivalent to US$0.086) per share for the year ended December 31, 2012, amounting in aggregate to HK$5.40 billion (equivalent to US$696.4 million), to Shareholders of record on February 19, 2013.

On May 31, 2013, the Shareholders approved a fi nal dividend of HK$0.66 (equivalent to US$0.085) per share for the year ended December 31, 2012 to Shareholders of record on June 7, 2013. This fi nal dividend, amounting in aggregate to HK$5.32 billion (equivalent to US$685.2 million), was paid on June 21, 2013.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2013.

As we disclosed in our announcement on February 2, 2012, we anticipate considering declaring an interim and a final dividend each year. It is anticipated that the Board will consider declaring an interim dividend for the year ending December 31, 2013 in the first quarter of 2014.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2013, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress and vehicles with an aggregate net book value of approximately US$7.14 billion (December 31, 2012: US$7.24 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made certain estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash ? ows.

Under the land concession for Sands Cotai Central, we are required to complete the development by May 2014. We will be applying for an extension from the Macao Government to complete Sands Cotai Central, as we will be unable to meet the May 2014 deadline. The land concession for The Parisian Macao contains a similar requirement, which was extended by the Macao Government in July 2012, that the development be completed by April 2016. Should we determine that we are unable to complete The Parisian Macao by April 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet The Parisian Macao deadline and the deadlines for either development are not extended, we could lose our land concessions for Sands Cotai Central or The Parisian Macao, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$4.17 billion or US$222.6 million in capitalized construction costs including land, as at June 30, 2013, related to Sands Cotai Central and The Parisian Macao, respectively.

CAPITAL RISK MANAGEMENT

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefi ts for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 12 to the condensed consolidated financial statements), cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

	June 30, 2013	December 31, 2012
	(US$ in millions, except percentages)	
Interest bearing borrowings, net of deferred financing costs	**3,134.0**	3,124.0
Less: cash and cash equivalents	**(1,639.0)**	(1,948.4)
restricted cash and cash equivalents	**(5.0)**	(4.5)
Net debt	**1,489.9**	1,171.1
Total equity	**5,150.9**	5,586.1
Total capital	**6,640.9**	6,757.2
Gearing ratio	**22.4%**	17.3%

The increase in the gearing ratio during the six months ended June 30, 2013 was primarily due to payments of US$1,381.6 million of dividends.

BUSINESS REVIEW AND PROSPECTS

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia's premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2012 Annual Report. These strategies have proven to be successful in the first half of 2013 and we are confident they will continue to be so throughout the rest of the year.

Sands Cotai Central

Sands Cotai Central is located opposite The Venetian Macao and The Plaza Macao. It is our largest integrated resort on Cotai. Sands Cotai Central consists of three hotel towers including 636 five-star rooms and suites under the Conrad brand, 1,224 four-star rooms and suites under the Holiday Inn brand and 3,863 rooms and suites under the Sheraton brand. In April 2012, we opened phase I of Sands Cotai Central, which included both the Conrad and Holiday Inn products, a variety of retail offerings, more than 300,000 square feet of meeting space, several food and beverage establishments, along with the Himalaya casino and VIP gaming areas. We opened phase IIA in September 2012 featuring 1,796 rooms and suites managed by Starwood under the Sheraton brand, the Pacifica casino and additional retail, entertainment, dining and meeting facilities. We opened phase IIB in January 2013 consisting of the second Sheraton tower featuring an additional 2,067 rooms and suites.

11

Phase III of the project is expected to include a fourth luxury St. Regis-branded hotel and mixed-use tower. The total cost to complete phase III is expected to be approximately US$450 million. We intend to commence construction of phase III of the project as demand and market conditions warrant it.

The Parisian Macao

The Parisian Macao, which is currently expected to open in late 2015, is intended to include a gaming area (to be operated under our gaming subconcession), hotel, a shopping mall and other amenities. We have received the requisite government approvals to start construction of The Parisian Macao and have begun on-site construction work. We expect the cost to design, develop and construct The Parisian Macao to be approximately US$2.7 billion, inclusive of land premium payments. As at June 30, 2013, we had capitalized construction costs of US$222.6 million for The Parisian Macao, including land.

CORPORATE GOVERNANCE

Corporate Governance Practices

Good corporate governance underpins the creation of shareholder value and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines, that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Corporate Governance Code (the “CG Code”) contained in Appendix 14 of the Listing Rules and draws on other best practices.

Throughout the six months ended June 30, 2013, the Company fully complied with all the code provisions and certain recommended best practices set out in the CG Code.

The Board has adopted a board diversity policy (the “Policy”) in August 2013 in compliance with the new provisions in the CG Code on board diversity to be effective on September 1, 2013. The Nomination Committee will give consideration to the Policy when identifying suitably qualifi ed individuals to become members of the Board, and the Board (or the Nomination Committee) will review the Policy, as appropriate, to ensure its effectiveness.

Model Code for Securities Transactions

The Company has adopted its own securities trading code for securities transactions (the "**Company Code**") by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the "**Model Code**"). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code during the six months ended June 30, 2013.

Board and Board Committees Composition

Mr. Steven Zygmunt Strasser was elected as an Independent Non-Executive Director of the Company at the annual general meeting held on May 31, 2013.

As at June 30, 2013, the composition of the Board was as follows:

	Title	Note
Executive Directors		
Edward Matthew Tracy	President and Chief Executive Officer	Appointed July 27, 2011
Toh Hup Hock	Chief Financial Officer and Executive Vice President	Appointed June 30, 2010
Non-Executive Directors		
Sheldon Gary Adelson	Chairman of the Board	Appointed August 18, 2009
Michael Alan Leven		Redesignated July 27, 2011
Jeffrey Howard Schwartz		Appointed October 14, 2009
Irwin Abe Siegel		Appointed October 14, 2009
Lau Wong William		Appointed July 27, 2011
Independent Non-Executive Directors		
Iain Ferguson Bruce		Appointed October 14, 2009
Chiang Yun		Appointed October 14, 2009
David Muir Turnbull		Appointed October 14, 2009
Victor Patrick Hoog Antink		Appointed December 7, 2012
Steven Zygmunt Strasser		Elected May 31, 2013
Alternate Director		
David Alec Andrew Fleming	General Counsel, Company Secretary and alternate director to Michael Alan Leven	Appointed March 1, 2011

13

The composition of the Board Committees as at June 30, 2013 was as follows:

Director	Audit Committee	Remuneration Committee	Nomination Committee	Sands China Capital Expenditure Committee
Sheldon Gary Adelson	—	—	Chairman[4]	—
Edward Matthew Tracy	—	—	—	Member[3]
Toh Hup Hock	—	—	—	—
Michael Alan Leven	—	—	—	Chairman[2]
Jeffrey Howard Schwartz	—	Member[1]	—	Member[2]
Irwin Abe Siegel	Member[1]	—	—	—
Lau Wong William	Member[5]	Member[5]	—	—
Iain Ferguson Bruce	Chairman[1]	Member[1]	Member[4]	—[6]
Chiang Yun	Member[1]	—	—	—
David Muir Turnbull	—	Chairman[1]	Member[4]	—
Victor Patrick Hoog Antink	Member[5]	Member[5]	—	Member[5]
Steven Zygmunt Strasser[7]	—	—	—	—

Notes:

(1) Appointed by a resolution of the Board on October 14, 2009
(2) Appointed by a resolution of the Board on March 1, 2011
(3) Appointed by a resolution of the Board on July 27, 2011
(4) Appointed by a resolution of the Board on March 2, 2012
(5) Appointed by a resolution of the Board on December 7, 2012
(6) Resigned by a resolution of the Board on December 7, 2012
(7) Elected by a resolution of the Shareholders on May 31, 2013

Audit Committee Review

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2013. All of the Audit Committee members are Non-Executive Directors, with Mr. Iain Ferguson Bruce (the Chairman) and Mr. Irwin Abe Siegel possessing the appropriate professional qualifications and accounting and related financial management expertise.

Purchase, Sale or Redemption of the Company's Listed Shares

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2013.

14

FINANCIAL RESULTS

The financial information set out below in this announcement represents an extract from the condensed consolidated financial statements, which is unaudited but has been reviewed by the Company's independent auditor, Deloitte Touche Tohmatsu, in accordance with the International Standard on Review Engagements 2410 "Review of Interim Financial Information Performed by the Independent Auditor of the Entity", and by the Audit Committee.

Consolidated Income Statement

	Note	Six months ended June 30, **2013**	2012
		US$'000, except per share data	
		(Unaudited)	
Net revenues	4	**4,070,271**	2,920,532
Gaming tax		**(1,777,301)**	(1,304,631)
Inventories consumed		**(40,610)**	(29,851)
Employee benefit expenses		**(440,988)**	(358,878)
Depreciation and amortization		**(246,276)**	(150,981)
Gaming promoter/agency commissions		**(178,766)**	(162,697)
Other expenses and losses	5	**(406,105)**	(455,212)
Operating profit		**980,225**	458,282
Interest income		**5,230**	9,312
Interest expense, net of amounts capitalized	6	**(44,011)**	(25,169)
Loss on early retirement of debt	12	**—**	(1,752)
Profit before income tax		**941,444**	440,673
Income tax expense	7	**(949)**	(884)
Profit for the period attributable to equity holders of the Company		**940,495**	439,789
Earnings per share for profit attributable to equity holders of the Company			
— Basic	8	**US11.67 cents**	US5.46 cents
— Diluted	8	**US11.66 cents**	US5.46 cents
Adjusted earnings per share for profit attributable to equity holders of the Company			
— Basic	8	**US11.74 cents**	US8.39 cents
— Diluted	8	**US11.73 cents**	US8.39 cents

15

Consolidated Statement of Comprehensive Income

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Profit for the period attributable to equity holders

of the Company 940,495 439,789

Other comprehensive (loss)/income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences(4,604) 7,959

Total comprehensive income for the period

attributable to equity holders of the Company 935,891 447,748

Consolidated Balance Sheet

June 30, December 31,

2013 2012

Note US$’000

(Unaudited)(Audited)

ASSETS

Non-current assets

Investment properties, net 909,737 913,126

Property and equipment, net 6,634,725 6,656,730

Intangible assets, net 14,141 16,202

Deferred income tax assets 150 153

Financial assets at fair value through profit or loss 132 183

Other assets, net 34,067 36,119

Trade and other receivables and prepayments, net 12,905 12,196

Total non-current assets 7,605,857 7,634,709

Current assets

Inventories 13,636 15,069

Trade and other receivables and prepayments, net 10 812,299 784,808

Restricted cash and cash equivalents 5,007 4,479

Cash and cash equivalents 1,639,043 1,948,414

Total current assets 2,469,985 2,752,770

Total assets 10,075,842 10,387,479

June 30, December 31,

2013 2012

Note US$’000

(Unaudited)(Audited)

EQUITY

Capital and reserves attributable to equity holders

of the Company

Share capital 80,575 80,554

Reserves 5,070,369 5,505,572

Total equity 5,150,944 5,586,126

LIABILITIES

Non-current liabilities

Trade and other payables 11 49,834 35,542

Borrowings 12 3,218,785 3,211,668

Total non-current liabilities 3,268,619 3,247,210

Current liabilities

Trade and other payables 11 1,626,709 1,503,274

Current income tax liabilities 1,018 1,953

Borrowings 12 28,552 48,916

Total current liabilities 1,656,279 1,554,143

Total liabilities 4,924,898 4,801,353

Total equity and liabilities 10,075,842 10,387,479

Net current assets 813,706 1,198,627

Total assets less current liabilities 8,419,563 8,833,336

Notes to the Condensed Consolidated Financial Statements

1. Basis of preparation

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 16, 2013.

The condensed consolidated financial statements for the six months ended June 30, 2013 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2012, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

2. Significant accounting policies

The condensed consolidated financial statements have been prepared under the historical cost convention, as modified by the revaluation of financial assets at fair value through profit or loss.

Except as described below, accounting policies adopted in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2013 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2012.

During the period, there have been a number of new or revised standards, amendments to standards and interpretation that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new or revised standards, amendments to standards and interpretation has no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards, amendments and interpretation that have been issued, but are not yet effective for the period.

The Group has already commenced the assessment of the impact of the new or revised standards, amendments and interpretations to the Group, but is not yet in a position to state whether these would have a significant impact on the results of operations and financial position of the Group.

3. Segment information

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao and phase III of Sands Cotai Central.

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao, once in operation will, derive their revenue primarily from casino, hotel, mall, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Parisian Macao, formerly reported under “Other developments” in 2012, is reported separately in the current period.

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Net revenues

The Venetian Macao 1,759,048 1,416,416

Sands Cotai Central 1,163,650 263,896

The Plaza Macao 495,830 564,462

Sands Macao 600,368 616,783

Ferry and other operations 62,090 67,105

The Parisian Macao — —

Inter-segment revenues (10,715) (8,130)

4,070,271 2,920,532

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Adjusted EBITDA (Note)

The Venetian Macao 709,504 511,475

Sands Cotai Central 276,976 51,657

The Plaza Macao 115,248 144,018

Sands Macao 184,402 177,778

Ferry and other operations (6,080) (11,944)

The Parisian Macao — —

1,280,050 872,984

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization (net of amortization of show production costs), net foreign exchange gains/(losses), impairment loss, gain/(loss) on disposal of property and equipment, fair value losses on financial assets at fair value through profit or loss, interest, loss on early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. As a result, adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 69,519 76,277

Sands Cotai Central 129,469 26,371

The Plaza Macao 24,033 25,590

Sands Macao 16,178 15,682

Ferry and other operations 7,077 7,061

The Parisian Macao — —

246,276 150,981

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Adjusted EBITDA 1,280,050 872,984

Share-based compensation granted to employees

by LVS and the Company, net of amounts capitalized (5,427) (6,632)

Corporate expense (32,994) (20,779)

Pre-opening expense (7,394) (94,252)

Depreciation and amortization (246,276) (150,981)

Amortization of show production costs — 566

Net foreign exchange (losses)/gains (4,697) 1,185

Impairment loss —(143,649)

Loss on disposal of property and equipment (2,986) (97)

Fair value losses on financial assets at fair value

through profit or loss (51) (63)

Operating profit 980,225 458,282

Interest income 5,230 9,312

Interest expense, net of amounts capitalized (44,011) (25,169)

Loss on early retirement of debt —(1,752)

profit before income tax 941,444 440,673

Income tax expense (949) (884)

profit for the period attributable to equity holders

of the Company 940,495 439,789

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Note 13

Capital expenditures

The Venetian Macao 44,195 35,567

Sands Cotai Central 123,366 469,589

The Plaza Macao 5,668 19,345

Sands Macao 9,740 12,875

Ferry and other operations 205 511

The Parisian Macao 58,486 2,251

241,660 540,138

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

Note 13

Total assets

The Venetian Macao 2,970,235 3,226,597

Sands Cotai Central 4,842,366 4,890,665

The Plaza Macao 1,309,467 1,359,310

Sands Macao 413,649 416,660

Ferry and other operations 317,522 349,509

The Parisian Macao 222,603 144,738

10,075,842 10,387,479

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

Total non-current assets

Held locally 7,415,456 7,437,778

Held in foreign countries 190,119 196,595

Deferred income tax assets 150 153

Financial assets at fair value through profit or loss 132 183

7,605,857 7,634,709

4. Net revenues

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Casino 3,650,660 2,592,797

Rooms 136,082 93,860

Mall

— Income from right of use 100,447 78,328

— Management fees and other 19,173 14,158

Food and beverage 69,193 43,436

Convention, ferry, retail and other 94,716 97,953

4,070,271 2,920,532

5. Other expenses and losses

Six months ended June 30,

2013 2012

US$’000

(Unaudited)

Note 13

Utilities and operating supplies 108,502 85,694

Contract labor and services 45,385 39,373

Advertising and promotions 44,704 29,681

Provision for doubtful accounts 31,948 24,018

Repairs and maintenance 26,437 16,889

Royalty fees 24,003 16,009

Management fees 20,350 14,811

Operating lease payments 13,458 8,181

Net foreign exchange losses/(gains) 4,697(1,185)

Loss on disposal of property and equipment 2,986 97

Auditor’s remuneration 996 566

Suspension costs 390 11,645

Fair value losses on financial assets at fair value

through profit or loss 51 63

Impairment loss — 143,649

Other support services 49,013 40,063

Other operating expenses 33,185 25,658

406,105 455,212

During the six months ended June 30, 2012, the Group recognized an impairment loss of US$143.6 million related to US$100.7 million of capitalized construction costs related to the Group’s former Cotai Strip development on Parcels 7 and 8 and US$42.9 million impairment due to the closure of the ZAiA show at The Venetian Macao.

6. Interest expense, net of amounts capitalized

	Six months ended June 30,	
	2013	2012
	US$'000	
	(Unaudited)	
Bank borrowings	**28,517**	40,268
Amortization of deferred financing costs	**12,132**	12,169
Finance lease liabilities	**4,057**	5,078
Standby fee and other financing costs	**1,983**	1,937
	46,689	59,452
Less: interest capitalized	**(2,678)**	(34,283)
Interest expense, net of amounts capitalized	**44,011**	25,169

7. Income tax expense

	Six months ended June 30,	
	2013	2012
	US$'000	
	(Unaudited)	
Current income tax		
Macao complementary tax	**—**	3
Lump sum in lieu of Macao complementary tax on dividend	**901**	901
Other overseas taxes	**141**	43
Overprovision in prior years		
Macao complementary tax	**—**	(25)
Other overseas taxes	**(98)**	(7)
Deferred income tax	**5**	(31)
Income tax expense	**949**	884

24

8. Earnings per share

(a) Basic and diluted earnings per share

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2013, the Company has outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30,

2013 2012

(Unaudited)

profit attributable to equity holders of the Company

(US$’000) 940,495 439,789

Weighted average number of shares for basic earnings

per share (thousand shares) 8,056,146 8,050,093

Adjustments for share options and

restricted share units (thousand shares) 7,436 6,399

Weighted average number of shares for

diluted earnings per share (thousand shares) 8,063,582 8,056,492

Earnings per share, basic US11.67 cents US5.46 cents

Earnings per share, basic(i) HK90.54 cents HK42.35 cents

Earnings per share, diluted US11.66 cents US5.46 cents

Earnings per share, diluted(i) HK90.46 cents HK42.35 cents

(b) Adjusted basic and diluted earnings per share

To enable an investor to better understand the Group’s results, the pre-opening expenses of Sands Cotai Central and the impairment losses related to Parcels 7 and 8 and the closure of the ZAiA show at The Venetian Macao for the six months ended June 30, 2012 are excluded from the adjusted earnings per share as management does not consider these non-recurring expenses to be indicators of the Group’s operating performance. The reconciliation of the reported earnings to the adjusted earnings (net of tax) is as follows:

Six months ended June 30,

2013 2012

(Unaudited)

Profit attributable to equity holders of the Company

(US$’000) 940,495 439,789

Adjustments for:

Pre-opening expenses of Sands Cotai Central

(US$’000) 5,394 92,359

Impairment loss (US$’000) — 143,649

Adjusted profit attributable to equity holders

of the Company (US$’000) 945,889 675,797

Weighted average number of shares for basic earnings

per share (thousand shares) 8,056,146 8,050,093

Adjusted earnings per share, basic US11.74 cents US8.39 cents

Adjusted earnings per share, basic(i) HK91.08 cents HK65.08 cents

Weighted average number of shares for

diluted earnings per share (thousand shares) 8,063,582 8,056,492

Adjusted earnings per share, diluted US11.73 cents US8.39 cents

Adjusted earnings per share, diluted(i) HK91.00 cents HK65.08 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7582 (six months ended June 30, 2012: US$1.00 to HK$7.7568). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

9. Dividends

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2013.

10. Trade receivables

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

0–30 days 652,909 673,102

31–60 days 48,423 23,295

61–90 days 25,633 20,571

Over 90 days 9,269 17,223

736,234 734,191

Trade receivables mainly consist of casino receivables. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement.

11. Trade and other payables

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

Trade payables 24,904 21,425

Outstanding chips and other casino liabilities 666,910 520,057

Other tax payables 305,886 308,052

Construction payables and accruals 204,106 214,760

Deposits 235,287 213,681

Accrued employee benefit expenses 83,459 105,522

Interest payables 33,711 27,091

Payables to related companies — non-trade 9,613 12,430

Other payables and accruals 112,667 115,798

1,676,543 1,538,816

Less: non-current portion (49,834) (35,542)

Current portion 1,626,709 1,503,274

The aging analysis of trade payables is as follows:

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

0–30 days 17,937 13,106

31–60 days 4,099 4,917

61–90 days 1,590 2,237

Over 90 days 1,278 1,165

24,904 21,425

12. Borrowings

June 30, December 31,

2013 2012

US$’000

(Unaudited)(Audited)

Non-current portion

Bank loans, secured 3,208,154 3,209,839

Finance lease liabilities on leasehold interests in land,

secured 78,341 82,189

Other finance lease liabilities, secured 6,483 5,465

3,292,978 3,297,493

Less: deferred financing costs (74,193) (85,825)

3,218,785 3,211,668

Current portion

Finance lease liabilities on leasehold interests in land,

secured 26,279 47,069

Other finance lease liabilities, secured 2,273 1,847

28,552 48,916

Total borrowings 3,247,337 3,260,584

As at June 30, 2013, the Group had US$500.0 million of available borrowing capacity under the 2011 VML Credit Facility (as at December 31, 2012: US$500.0 million).

In May 2012, the Group repaid the US$131.6 million outstanding balance under the ferry financing facility and recorded a US$1.8 million loss on early retirement of debt during the six months ended June 30, 2012.

13. Comparatives

Certain comparative figures have been reclassified to conform to the presentation of the current period, which management considers it facilitates better analysis of the financial information. These reclassifications have no impact on the overall results and financial position of the Group.

PUBLICATION OF INTERIM RESULTS ON THE WEBSITES OF THE STOCK EXCHANGE AND THE COMPANY

This announcement is published on the websites of the Stock Exchange (www.hkexnews.hk) and the Company (www.sandschinaltd.com). The interim report for the six months ended June 30, 2013 will be dispatched to Shareholders and published on the websites of the Stock Exchange and the Company in due course.

By Order of the Board

SANDS CHINA LTD.

David Alec Andrew Fleming

Company Secretary

Macao, August 16, 2013

As at the date of this announcement, the directors of the Company are:

Executive Directors:

Edward Matthew Tracy

Toh Hup Hock

Non-Executive Directors:

Sheldon Gary Adelson

Michael Alan Leven (David Alec Andrew Fleming as his alternate)

Jeffrey Howard Schwartz Irwin Abe Siegel Lau Wong William

Independent Non-Executive Directors:

Iain Ferguson Bruce

Chiang Yun

David Muir Turnbull

Victor Patrick Hoog Antink

Steven Zygmunt Strasser

This announcement is prepared in English and Chinese. In the case of inconsistency, please refer to the English version as it shall prevail.